UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Ener-Core, Inc. (the “Company”) files this Current Report on Form 8-K to address statements made by SAIL Venture Partners LLC, SAIL Capital Management LLC and all SAIL affiliates owning shares of the Company (collectively, “SAIL”) in a Schedule 13D filed on June 13, 2016 (the “13D”). Inappropriately using such reporting form to set forth various complaints and demands with respect to the Company, SAIL purports to present current information about the operations, governance and financial condition of the Company (the “Alleged Company Information”). The Company has determined that the Alleged Company Information provided in the 13D is incomplete, out of date, and/or otherwise inaccurate. As such the Alleged Company Information may be materially misleading to the Company’s stockholders, customers, suppliers and others.

The Company remains committed to providing timely disclosure of material developments in its operations, governance and financial condition via current and periodic reports filed with the SEC. The public should rely solely on information provided by the Company in its SEC filings, which are available for review via www.sec.gov, and the Company’s press releases, available for review on its website at www.ener-core.com. The Company reserves all rights to pursue legal action against SAIL in relation to the intentional dissemination of misleading and inaccurate information about the Company, its directors and its officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, Inc.

Dated: June 14, 2016	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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